UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
May 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of March 31, 2026. A calculation of the NAV per share is set forth below.
March 31, 2026 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of March 31, 2026 and February 28, 2026:

	As of
(in thousands)	March 31, 2026	February 28, 2026
Investments in industrial properties	$9,700,600	$9,650,200
Investments in unconsolidated joint venture partnerships	12,799	14,391
Investments in real estate debt and securities	660,517	707,705
DST Program Loans	40,098	32,276
Total investments	10,414,014	10,404,572
Cash and cash equivalents	70,622	88,393
Restricted cash	12,788	13,228
Other assets	96,412	88,361
Line of credit, term loans and mortgage notes	(4,637,745)	(4,751,547)
Secured financings on investments in real estate debt securities	(70,001)	(70,294)
Financing obligations associated with our DST Program	(662,461)	(577,107)
Other liabilities	(150,325)	(130,676)
Accrued performance participation allocation	—	(6,860)
Accrued fixed component of advisory fee	(5,966)	(5,875)
Aggregate Fund NAV	$5,067,338	$5,052,195
Total Fund Interests outstanding	383,648	382,578

The following table sets forth the NAV per Fund Interest as of March 31, 2026 and February 28, 2026:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of March 31, 2026
Monthly NAV	$5,067,338	$941,435	$234,009	$2,136,484	$211,589	$1,357	$162,224	$1,380,240
Fund Interests outstanding	383,648	71,276	17,717	161,753	16,019	103	12,282	104,498
NAV Per Fund Interest	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083
As of February 28, 2026
Monthly NAV	$5,052,195	$949,416	$234,868	$2,131,692	$202,838	$1,104	$149,198	$1,383,079
Fund Interests outstanding	382,578	71,895	17,785	161,422	15,360	84	11,298	104,734
NAV Per Fund Interest	$13.2057	$13.2057	$13.2057	$13.2057	$13.2057	$13.2057	$13.2057	$13.2057
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of March 31, 2026, we estimated approximately $141.8 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of March 31, 2026, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.6%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of
Input	Change		Real Properties
Exit capitalization rate (weighted-average)	0.25%	decrease	3.0%
	0.25%	increase	(2.8)%
Discount rate (weighted-average)	0.25%	decrease	2.0%
	0.25%	increase	(2.0)%

Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05250 per share for the month of March 2026. These distributions were paid to all stockholders of record as of the close of business on March 31, 2026, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.
Update on Our Assets and Activities
As of March 31, 2026, we directly owned and managed a real estate portfolio that included 271 industrial buildings totaling approximately 57.6 million square feet located in 31 markets throughout the U.S. and was 89.2% occupied (90.2% leased).
As of March 31, 2026, our leverage ratio was approximately 44.7% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate debt securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.36%.
For the quarter ended March 31, 2026, we raised gross proceeds of approximately $242.1 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $9.8 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for January, February and March which were redeemed in full on February 1, 2026, March 1, 2026 and April 1, 2026, respectively, was $61.0 million.

Update on Real Properties
As of March 31, 2026 our real estate portfolio included:
•269 industrial buildings totaling approximately 57.4 million square feet comprised our operating portfolio, which includes stabilized properties, and was 89.3% occupied (90.3% leased) with a weighted-average remaining lease term (based on square feet) of approximately 3.7 years; and
•Two industrial buildings totaling approximately 0.2 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
During the trailing 12 months ended March 31, 2026, we transacted approximately 8.1 million square feet of new and renewal leases, and rent growth on comparable leases averaged 44.9%, calculated using cash basis rental rates (53.7% when calculated using GAAP basis rental rates). As of March 31, 2026, rents across our portfolio were estimated to be 17.5% below market (on a weighted-average basis).
Acquisitions. During the three months ended March 31, 2026, we acquired one industrial building for a contractual purchase price of $26.3 million. Additionally, we completed the development of one industrial building totaling approximately 0.1 million square feet.
Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of March 31, 2026:

Building Type	Description	Percent of Rentable Square Feet
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	78.3%
Light industrial	Building size of less than 150,000 square feet, single or multi-customer	21.6
Flex industrial	Includes assembly or research and development, primarily multi-customer	0.1
		100.0%

Portfolio Overview and Market Diversification. As of March 31, 2026, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis), by total occupied square footage) was approximately $8.07 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of March 31, 2026:

	Number of	Rentable	Occupied	Leased
($ and square feet in thousands)	Buildings	Square Feet	Rate (1)	Rate (1)	Annualized Base Rent (2)
Operating Properties:
Atlanta	19	3,949	89.9%	89.9%	$27,367	6.6%
Austin	6	562	76.3	76.3	4,550	1.1
Bay Area	3	845	100.0	100.0	10,706	2.6
Boston	4	606	100.0	100.0	5,885	1.4
Central Florida	11	2,195	89.6	90.7	15,711	3.8
Central Valley	9	2,280	86.6	86.6	14,479	3.4
Charlotte	1	210	100.0	100.0	1,149	0.3
Chicago	27	5,523	95.2	95.2	31,679	7.6
Cincinnati	2	705	100.0	100.0	4,023	1.0
Columbus	4	996	100.0	100.0	6,115	1.5
Dallas	18	5,973	99.6	99.6	36,086	8.7
D.C. / Baltimore	11	1,196	96.8	96.8	12,961	3.1
Denver	2	252	100.0	100.0	1,586	0.4
Houston	13	2,707	100.0	100.0	17,563	4.2
Indianapolis	5	2,591	85.3	85.3	10,623	2.6
Las Vegas	7	1,118	60.8	73.2	9,313	2.2
Louisville	5	1,579	100.0	100.0	7,445	1.8
Memphis	10	3,598	87.7	90.0	13,620	3.3
Nashville	3	1,254	49.8	49.8	4,759	1.1
New Jersey	17	3,526	90.8	98.1	34,863	8.4
Pennsylvania	16	2,937	58.2	58.8	16,111	3.9
Phoenix	6	654	100.0	100.0	5,981	1.4
Portland	3	716	71.6	71.6	4,803	1.2
Reno	6	1,422	100.0	100.0	9,878	2.4
Salt Lake City	5	1,003	95.2	95.2	7,759	1.9
San Antonio	1	96	100.0	100.0	831	0.2
San Diego	7	694	83.7	83.7	7,753	1.9
Savannah	2	519	100.0	100.0	3,122	0.8
Seattle	14	2,395	95.8	95.8	23,982	5.8
South Florida	13	2,317	93.6	93.6	25,131	6.1
Southern California	19	3,006	77.0	79.5	38,084	9.2
Total operating	269	57,424	89.3	90.3	413,918	99.9
Value-Add Properties:
Houston	1	129	62.8	62.8	517	0.1
New Jersey	1	60	—	—	—	—
Total value-add properties	2	189	42.9	42.9	517	0.1
Total portfolio	271	57,613	89.2%	90.2%	$414,435	100.0%
_________________________________________________________________________
(1)The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(2)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2026, multiplied by 12.

The following table sets forth the top 10 geographic allocations of our real estate portfolio based on fair value as of March 31, 2026:

($ in thousands)	Number of Buildings	Fair Value of Real Property (1)	% of Fair Value
New Jersey	18	$947,500	9.8%
Dallas	18	825,950	8.5
Southern California	19	796,800	8.2
Chicago	27	712,500	7.3
South Florida	13	665,600	6.9
Atlanta	19	609,250	6.3
Seattle	14	512,700	5.3
Pennsylvania	16	508,500	5.2
Houston	14	388,800	4.0
Central Florida	11	356,950	3.7
Other	102	3,376,050	34.8
Total Portfolio	271	$9,700,600	100.0%
_________________________________________________________________________
(1)Comprised of $9.7 billion of real property in our operating portfolio, which includes stabilized properties and $33.6 million of real property in our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
Lease Terms. Lease terms typically range from one to 10 years and often include renewal options. Leases that are structured on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs, account for 98.8% of our total leased portfolio, based on number of leases. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases.
Lease Expirations. As of March 31, 2026, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 3.7 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of March 31, 2026, without giving effect to the exercise of renewal options or termination rights, if any:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Remainder of 2026 (2)	52	$38,829	9.3%	5,583	10.9%
2027	89	69,589	16.8	9,086	17.7
2028	101	71,115	17.2	8,486	16.5
2029	84	61,724	14.9	7,521	14.6
2030	52	52,556	12.7	6,265	12.2
2031	44	31,609	7.6	3,903	7.6
2032	34	41,139	9.9	4,988	9.7
2033	6	3,155	0.8	376	0.7
2034	8	24,508	5.9	2,672	5.2
2035	2	673	0.2	42	0.1
Thereafter	12	19,538	4.7	2,443	4.8
Total occupied	484	$414,435	100.0%	51,365	100.0%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2026, multiplied by 12.
(2)Includes three leases totaling approximately 0.2 million square feet that expired on March 31, 2026.

Customer Diversification. As of March 31, 2026, none of our customers individually represented more than 10.0% of total occupied square feet or total annualized base rent of our portfolio. The following table reflects the 10 largest customers of our portfolio, based on annualized base rent, which occupied a combined 10.0 million square feet as of March 31, 2026:

Customer	% of Total Annualized Base Rent (1)	% of Total Occupied Square Feet
Amazon	7.6%	6.9%
B. Braun Medical	2.8	1.2
Mondelez Global, LLC	1.9	2.4
Radial, Inc.	1.8	3.2
Maersk	1.7	1.0
Estes Forwarding Worldwide	1.6	1.2
East Coast/West Coast Logistics, LLC	1.3	0.5
FedEx Corporation	1.1	1.5
US Elogistics Service Corp	1.1	0.9
KeHE Distributors, Inc.	1.0	0.7
Total	21.9%	19.5%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2026, multiplied by 12.
The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.
Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of March 31, 2026:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Transportation / Logistics	54	$69,926	16.9%	7,953	15.4%
eCommerce / Fulfillment	28	46,288	11.2	6,330	12.3
Food & Beverage	36	37,016	8.9	4,510	8.8
Storage / Warehousing	42	32,021	7.7	4,193	8.2
Auto	29	25,208	6.1	3,697	7.2
Manufacturing	40	22,035	5.3	2,803	5.5
Home Furnishings	16	17,438	4.2	2,154	4.2
Medical Products / Equipment	5	15,081	3.6	1,021	2.0
Electrical / Wire	13	12,905	3.1	1,828	3.6
Home Improvement	23	10,800	2.6	1,138	2.2
Other	198	125,717	30.4	15,738	30.6
Total	484	$414,435	100.0%	51,365	100.0%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2026, multiplied by 12.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “could,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, present and future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are difficulties in economic conditions generally and the real estate, debt, and securities markets specifically, including the impact of inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade and the conflicts in Ukraine and in the Middle East, legislative or regulatory changes, including changes to the laws governing the taxation of real estate investment trusts (“REITs”), risks associated with acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability to pay rent, changes to accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including our ability to continue to qualify as a REIT, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent periodic and current reports filed with the SEC. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

April 16, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer